NEWS RELEASE

Investor/Media Contact:

William E. Redmond, Jr., 973-515-1821
Email: IR@gentek-global.com

GENTEK ANNOUNCES ESTABLISHMENT OF STOCK REPURCHASE PROGRAM

Parsippany, New Jersey – August 7, 2007 – GenTek Inc. (NASDAQ: GETI) announced today that its board of directors has authorized a stock repurchase program pursuant to which the Company will purchase in the aggregate up to $30 million of its common stock in open market and negotiated purchases over a period of three years, dependent upon market conditions. The Company currently has 10,627,408 shares of Common Stock outstanding.

These repurchases will be made in compliance with the SEC’s Rule 10b-18, subject to market conditions, applicable legal requirements and other factors. This program does not obligate GenTek to acquire any particular amount of common stock and the program may be suspended at any time at the Company’s discretion. In addition to authorizing the stock purchase program, the GenTek Board of Directors has approved a Rule 10b5-1 trading program under which the repurchase program may be conducted. This will enable repurchases to occur before or after customary window periods in which directors and officers are permitted to trade in the company’s securities.

About GenTek Inc.

GenTek provides specialty inorganic chemical products and services for treating water and wastewater, petroleum refining, and the manufacture of personal-care products, and valve-train systems and components for automotive engines. GenTek operates over 50 manufacturing facilities and technical centers and has approximately 1,400 employees.

GenTek’s 2,000-plus customers include many of the world’s leading manufacturers of cars and trucks, and heavy equipment, in addition to global energy companies and makers of personal-care products. Additional information about the Company is available at www.gentek-global.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements, other than statements of historical facts, included herein may constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, there can be no assurances that these assumptions and expectations will prove to have been correct. Important factors that could cause actual results to differ from these expectations include, among others, our outstanding indebtedness and leverage; the impact of the restrictions imposed by our indebtedness; our ability to fund and execute our business plan; potential adverse developments with respect to our liquidity or results of operations; the high degree of competition in certain of our businesses, and the potential for new competitors to enter into those businesses; continued or increased price pressure in our markets; customers and suppliers seeking contractual and credit terms less favorable to us; our ability to maintain customers and suppliers that are important to our operations; our ability to attract and retain new customers; the impact of possible substantial future cash funding requirements for our pension plans, including if investment returns on pension assets are lower than assumed; the impact of any possible failure to achieve targeted cost reductions; increases in the cost of raw materials, including energy and other inputs used to make our products; future modifications to existing laws and regulations affecting the environment, health and safety; discovery of unknown contingent liabilities, including environmental contamination at our facilities; suppliers’ delays or inability to deliver key raw materials; breakdowns or closures of our or certain of our customers’ plants or facilities; inability to obtain sufficient insurance coverage or the terms thereof; domestic and international economic conditions, fluctuations in interest rates and in foreign currency exchange rates; the cyclical nature of certain of our businesses and markets; the potential that actual results may differ from the estimates and assumptions used by management in the preparation of the consolidated financial statements; future technological advances which may affect our existing product lines; the potential exercise of our Tranche B and Tranche C warrants and other events could have a substantial dilutive effect on our common stock; and other risks detailed from time to time in our SEC reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. There can be no assurances the Company will complete the repurchase of the shares under the share repurchase program.